Articles of Amendment of the Articles of Incorporation

                                       Of

                       Valley Forge Life Insurance Company

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       The undersigned, Margaret Ashbridge and Mark Lemon, being Vice President and Assistant Secretary, respectively, of Valley Forge Life Insurance Company, an Indiana Insurance Company, hereby certify the following:

1. The exact text of Article I of the Articles of Incorporation is amended to read as follows:

      "The name of the company is Reassure America Life Insurance Company."

2. This Amendment to the Articles of Incorporation was duly adopted by the Board of Directors of Valley Forge Life Insurance Company on May 16, 2007, and will be effective immediately following the merger of Reassure America Life Insurance Company with and into Valley Forge Life Insurance Company.

IN WITNESS WHEREOF, we have set our hands and the corporate seal in triplicate this 14th day of September 2007.



                                          ------------------------------------
                                          Margaret Ashbridge
                                          Vice President
(SEAL)


                                          ------------------------------------
                                          Mark Lemon
                                          Assistant Secretary

Sworn to, or affirmed, and subscribed before me, this 14th day of September
2007.




                                 --------------------------------
                                  Notary Public